Exhibit 23.02
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intuit Inc. Amended and Restated 2005 Equity Incentive Plan of our reports dated September 8, 2021, with respect to the consolidated financial statements of Intuit Inc. and the effectiveness of internal control over financial reporting of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2021, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Francisco, California
March 2, 2022